SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 27, 2003

The William Carter Company

(Exact name of Registrant as Specified in Charter)

Massachusetts	333-22155	04-1156680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia		30309
(Address of Principal Executive Offices)		(Zip Code)

(404) 745-2700
(Registrant’s telephone number including area code)

Item 5.            Other Events.

On October 23, 2003, The William Carter Company’s parent company, Carter’s, Inc., issued a press release announcing that Carter’s had priced its common stock to be sold in its initial public offering at $19.00 per share.  A total of 7,187,500 shares will be sold in the public offering.  Carter’s will contribute a portion of the net proceeds to The William Carter Company, in order to redeem approximately $61.3 million in principal amount of The William Carter Company’s outstanding 10.875% Senior Subordinated Notes due in 2011, at a redemption price of 110.875% of the principal amount.

A copy of the press release with respect to this transaction is filed as Exhibit 99.1 hereto.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

99.1         Press Release of Carter’s, Inc., issued on October 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ MICHAEL D. CASEY
Name:	Michael D. Casey
Title:	Treasurer and Clerk

Date: October 27, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Carter’s, Inc., issued on October 23, 2003.